EXHIBIT 21.1
SUBSIDIARIES OF VANGUARD HEALTH SYSTEMS, INC.
(Except where indicated by a number in parentheses after the name of a subsidiary below, the Company owns 100% of the equity interests in such subsidiary, directly or indirectly)
Subsidiaries Incorporated or Organized in the State of Delaware

Abrazo Medical Group Urgent Care, LLC
Anaheim VHS Limited Partnership (The)
BHS Physicians Alliance for ACE, LLC
Baptist Medical Management Service Organization, LLC
Central Texas Corridor Hospital Company, LLC
Hospital Development Company Number 1, Inc.
Hospital Development Company Number 2, Inc.
Hospital Development of West Phoenix, Inc.
Huntington Beach VHS Limited Partnership (The)
Lakefront Medical Associates, LLC
MacNeal Medical Records, Inc.
MacNeal Physicians Group, LLC
Magnolia Surgery Center Limited Partnership (92%)
Paradise Valley Surgery Center, LLC
Vanguard Health Financial Company, LLC
Vanguard Health Holding Company I, LLC
Vanguard Health Holding Company II, LLC
Vanguard Health Management, Inc.
Vanguard Holding Company I, Inc.
Vanguard Holding Company II, Inc.
VHS Acquisition Corporation
VHS Acquisition Partnership Number 1, L.P.
VHS Acquisition Partnership Number 2, L.P. (94.4%)
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc. (80.1%)
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Arizona Imaging Centers Limited Partnership (The)
VHS Chicago Market Procurement, LLC

VHS Children’s Hospital of Michigan, Inc.
VHS Detroit Businesses, Inc.
VHS Detroit Receiving Hospital, Inc.
VHS Detroit Ventures, Inc.
VHS Genesis Labs, Inc.
VHS Harper-Hutzel Hospital, Inc.
VHS Holding Company, Inc.
VHS Huron Valley-Sinai Hospital, Inc.
VHS Imaging Centers, Inc.
VHS New England Holding Company I, Inc.
VHS of Anaheim, Inc.
VHS of Arrowhead, Inc.
VHS of Huntington Beach, Inc.
VHS of Illinois, Inc.
VHS of Michigan, Inc.
VHS of Orange County, Inc.
VHS of Phoenix, Inc.
VHS of South Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS Phoenix Health Plan, LLC
VHS Rehabilitation Institute of Michigan, Inc.
VHS San Antonio Imaging Partners, L.P. (50%)
VHS San Antonio Partners, LLC
VHS Sinai-Grace Hospital, Inc.
VHS University Laboratories, Inc.
VHS West Suburban Medical Center, Inc.
VHS Westlake Hospital, Inc.
Subsidiaries Incorporated or Organized in the State of Arizona

Abrazo Advantage Health Plan, Inc.
Arizona Health Partners, LLC (50%)
Subsidiaries Incorporated or Organized in the County of Bermuda

Volunteer Insurance Ltd.
Subsidiaries Incorporated or Organized in the State of California

North Anaheim Surgicenter, Ltd. (76%)
Subsidiaries Incorporated or Organized in the District of Columbia

Healthcare Compliance, LLC

Subsidiaries Incorporated or Organized in the State of Illinois

MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Pharmacies, Inc.
Primary Care Physicians Center, LLC (94%)
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited Partnership (50.33%)
Subsidiaries Incorporated or Organized in the State of Massachusetts

Metrowest Accountable Health Care Organization, LLC (50%)
Subsidiaries Incorporated or Organized in the Commonwealth of Pennsylvania

V-II Acquisition Co., Inc.